EXHIBIT 10.2

JOINDER AGREEMENT

To:          The Lenders parties to the Credit Agreement Described Below

This Joinder Agreement is furnished pursuant to that certain Five-Year Credit Agreement dated as of March 20, 2012 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Aon Corporation (the “Borrower”), the lenders party thereto and Citibank, N.A., as Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Joinder Agreement have the meanings ascribed thereto in the Agreement.

The undersigned hereby assumes each of the obligations imposed upon the “Parent” under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement.  In furtherance of the foregoing, the undersigned hereby represents and warrants to each Lender as follows.

1.  Corporate Existence and Standing.  Each of the undersigned and its Subsidiaries (other than Immaterial Subsidiaries) is duly organized, validly existing and in good standing (or its equivalent, if any) under the laws of its jurisdiction of organization and is duly qualified and in good standing (or its equivalent, if any) and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted except where failure to be in such good standing (or its equivalent, if any) or so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

2.  Authorization and Validity.  The undersigned has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver each of the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by the undersigned of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings or other organizational action and such Loan Documents constitute legal, valid and binding obligations of the undersigned enforceable against the undersigned in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

3.  Compliance with Laws and Contracts.  The undersigned and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  None of the execution, delivery and performance by the undersigned of the Loan Documents to which it is a party or compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the undersigned or any Subsidiary or the undersigned’s or any Subsidiary’s Organization Documents, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the undersigned or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by the Loan Documents) in, of or on the property of the undersigned or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person (other than to the extent obtained and in full force and effect), in each case, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect.

4.  Governmental Consents.  No order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or the application of the proceeds of the Loans.  Neither the undersigned nor any Subsidiary is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to the undersigned or such Subsidiary, in each case the consequence of which default or violation could reasonably be expected to have a Material Adverse Effect.

THIS JOINDER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The undersigned hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Joinder Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  The undersigned agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Joinder Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action or proceeding relating to this Joinder Agreement or any other Loan Document against the undersigned or its properties in the courts of any jurisdiction.

The undersigned irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Joinder Agreement or any other Loan Document in any court referred to in the immediately preceding paragraph.  The undersigned hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Very truly yours,

AON PLC

By	/s/ Christa Davies
	Name:	Christa Davies
	Title:	Executive Vice President and Chief Financial Officer